                                                                    EXHIBIT 23.1

                          CONSENT OF BDO SEIDMAN, LLP

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



nStor Technologies, Inc.
West Palm Beach, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 20, 1998 (except as to Notes 6 and 14, which are as of April 14, 1998) relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             /s/ BDO SEIDMAN, LLP

                                             BDO Seidman, LLP


Orlando, Florida
June 17, 1998